2,100,000 Ordinary Shares

(NIS 1.00 par value)

STARLIMS Technologies Ltd.

UNDERWRITING AGREEMENT

_________________

New York, New York

, 2007

OPPENHEIMER & CO. INC.

As Representative of the several Underwriters named in Schedule I hereto

125 Broad Street

New York, New York 10004

Ladies and Gentlemen:

STARLIMS Technologies Ltd., a company incorporated under the laws of the State of Israel (the “Company”), confirms its agreement with Oppenheimer & Co. Inc. (“Oppenheimer”) and each of the underwriters named in Schedule I hereto (collectively, the “Underwriters”), for whom Oppenheimer is acting as the representative (in such capacity, referred to herein as the “Representative”), with respect to the issue and sale by the Company, and the purchase by the Underwriters, acting severally and not jointly, of 2,100,000 ordinary shares, NIS 1.00 par value per share (“Ordinary Shares”). Such Ordinary Shares are hereinafter referred to as the “Firm Shares.”

The Company also proposes to issue and sell to the Underwriters, acting severally and not jointly, up to an additional 315,000 Ordinary Shares (the “Option Shares”), if and to the extent that Oppenheimer, as representative of the Underwriters, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Ordinary Shares granted to the Underwriters in Section 2(c) hereof. The Firm Shares and the Option Shares are hereinafter referred to as the “Shares.”

1.	Representations and Warranties of the Company.
(a)	The Company represents and warrants to, and agrees with, each of the Underwriters as follows:
(i)

A registration statement on Form F-1 (File No. 333-142605) (the “Initial Registration Statement”) in respect of the Shares has been filed by the Company with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendments thereto, each in the form heretofore delivered to the Representative, and, excluding exhibits thereto, delivered to the Representative for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule

462(b) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective upon filing and any other preliminary prospectus filed under Rule 424(b) under the Securities Act, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceedings for that purpose has been initiated or is pending or threatened by the Commission or any state regulatory authority (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) or 424(b) of the rules and regulations of the Commission under the Securities Act, is hereinafter called a “Preliminary Prospectus”); the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 4(a) hereof and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such the Initial Registration Statement became effective or the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the preliminary prospectus that is included in the Registration Statement immediately prior to the Initial Sale Time (as defined below), if any, as amended or supplemented is hereinafter called the “Pricing Prospectus”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the “Prospectus.” For purposes of this Underwriting Agreement (this “Agreement”), all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

(ii)

Each Preliminary Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T and the Securities Act. The Prospectus that will be delivered to the Underwriters for use in connection with this offering will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T and the Securities Act.

(iii)

No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus (as defined below) has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein.

(iv)	The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder. At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Date (and, if any Option Shares are purchased, at the Option Closing Date), the Registration Statement did not contain and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in this subsection (iv) shall not apply to any statements or omissions made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof. The Company has included in the Registration Statement and the Prospectus, as of the effective dates thereof and of any amendments thereto, all information required by the Securities Act and the rules and regulations of the Commission thereunder to be included therein.

(v)

Disclosure Package. The term “Disclosure Package” shall mean, collectively, (i) the preliminary prospectus that is included in the Registration Statement immediately prior to the Initial Sale Time (as defined below), if any, as amended or supplemented (the “Pricing Prospectus”), (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”) identified in Schedule II hereto and (iii)  any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of [time] (Eastern Time) on the date of this Agreement (the “Initial Sale Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described in Section 8(b) hereof.

(vi)

Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the offering and sale of the Shares or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representative and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in, or omissions from, any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it is being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8(b) hereof.

(vii)

The Company has not distributed and will not distribute, prior to the later of the last Time of Delivery (as defined below) and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than a preliminary prospectus, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representative and set forth in Schedule II hereto.

(viii)

Each of the Company and its Subsidiaries (as hereinafter defined) (i) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, (ii) other than as disclosed in the Registration Statement, owns no interest, either of record or beneficially, in any corporation, partnership, trust, joint venture or other business entity, (iii) is duly qualified to do business, and is in good standing as a foreign corporation, in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification, except for such failure to be so qualified or in good standing that would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, operations, business prospects, or properties of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Effect”), (iv) has all requisite power and authority, corporate and other, and has obtained any and all necessary authorizations, approvals, orders, licenses, consents, certificates and permits (collectively, “Permits”) of and from all Israeli, U.S. or foreign governmental or regulatory officials and bodies, to own or lease its properties and conduct its business as described in the Disclosure Package and the Prospectus except for the failure to obtain such Permits that would not have a Material Adverse Effect and (v) is and has been doing business in compliance with all such Permits and all applicable Israeli, U.S. or foreign federal, state, local and foreign laws, rules and regulations that are material to its activity, and has not received any notice of proceedings relating to the revocation or modification of any such Permit which, if the subject of an unfavorable decision, ruling or finding, would, individually or in the aggregate, have a Material Adverse Effect. The disclosures in the Disclosure Package and the Prospectus concerning the effects of all applicable Israeli, U.S. or foreign laws, rules and regulations on each of the Company’s and the Subsidiaries’ business as currently conducted and as contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

(ix)	The Company had and has, at the date or dates indicated in each of the Disclosure Package and the Prospectus, a duly authorized and outstanding capitalization as set forth in the Disclosure Package and the Prospectus under “Capitalization” and will have the adjusted authorized and outstanding capitalization set forth therein at the Time of Delivery (as defined below), based upon the assumptions set forth therein. Neither the Company nor any of its Subsidiaries is a party to, or bound by, any instrument, agreement or other arrangement (including any preemptive right) providing for it to issue any capital stock, rights, warrants, options or other securities of the Company, except for this Agreement or as described in the Disclosure Package and the Prospectus.

(x)

The statements set forth in the Disclosure Package and the Prospectus under the caption “Description of Share Capital,” insofar as they purport to constitute a summary of the terms of the capital stock and other securities of the Company are accurate and complete as of the Time of Delivery. All securities of the Company which are issued and outstanding or issuable conform, or, when issued and paid for, will conform, in all material respects to the description of such securities contained in the Disclosure Package and the Prospectus. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and the holders thereof have no rights of rescission with respect thereto and are not subject to personal liability by reason of being such holders; all of which have been issued in compliance with all applicable Israeli and U.S. federal and state securities laws; and none of such securities were issued in violation of any preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The Shares (i) are not and will not be issued in violation of any preemptive or other similar rights of any stockholder, (ii) have been duly authorized for quotation on the Nasdaq Global Market and the Tel Aviv Stock Exchange (“TASE”), and (iii) when issued, paid for and delivered in accordance with the terms hereof will be validly issued, fully paid and non-assessable and will conform in all material respects to the description thereof contained in each of the Registration Statement, the Disclosure Package and the Prospectus. The holders of the Shares will not be subject to any liability solely by reason of being such holders.

(xi)

The statements set forth in the Disclosure Package and the Prospectus under the captions, “Taxation”, and “Management” insofar as they purport to describe the provisions of the laws and the documents referred to therein, and under the caption “Underwriting” insofar as they purport to describe the documents referred to therein, are accurate and complete.

(xii)

All corporate action required to be taken by the Company or any of its Subsidiaries for the authorization, issuance and sale of the Shares has been duly and validly taken; and the certificates representing the Shares will be in due and proper form according to the laws of the State of Israel and the Company’s Memorandum and Articles of Association. Upon the issuance and delivery, pursuant to the terms hereof, of the Shares to be sold by the Company hereunder, and payment therefor, the Underwriters will acquire good and marketable title to such Shares, free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever except for any such lien, charge, claim, encumbrance, pledge, security interest, defect, other restriction, or equity created by the Underwriters or imposed upon the assets of the Underwriters.

(xiii)

The subsidiaries of the Company listed on Schedule III hereto (each, a “Subsidiary,” and together, the “Subsidiaries”) are the only subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X. All the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable, and, except as otherwise set forth in the Registration Statement, the Disclosure Package and the Prospectus are owned, directly or through other Subsidiaries of the Company, by the Company free and clear of any security interest, claim, lien or encumbrance.

(xiv)

The consolidated financial statements, including the related notes and schedules thereto, included in each of the Registration Statement, the Prospectus and the Disclosure Package, fairly present in all material respects the financial position, income, changes in cash flow, changes in stockholders’ equity, and results of operations of the Company and its Subsidiaries at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in conformity with U.S. generally accepted accounting principles, consistently applied throughout the periods involved. The outstanding debt, both tangible and intangible, and the business of the Company and its Subsidiaries conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus. The other financial information set forth in each of the Registration Statement, the Prospectus and the Disclosure Package is accurate in all material respects and presents fairly in all material respects the information shown therein and has been derived from, or compiled on, a basis consistent with that of the audited consolidated financial statements included in each of the Registration Statement, the Prospectus and the Disclosure Package.

(xv)

There has not occurred any material adverse change, or, to the knowledge of the Company, any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in each of the Registration Statement, the Prospectus and the Disclosure Package (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(xvi)

The outstanding debt, the property, both tangible and intangible, and the business of the Company and each of its Subsidiaries conform in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

(xvii)

Each of the Company and its Subsidiaries has filed all Israeli or U.S. federal, state, local and foreign tax returns that are required to be filed or has requested extensions thereof, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Prospectus and the Disclosure Package or where such failure singularly or in the aggregate would not have a Material Adverse Effect, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that (i) is currently being contested in good faith, whether or not arising from transactions in the ordinary course of business, (ii) is set forth in the Registration Statement, the Disclosure Package and the Prospectus or (iii) would not, singularly or in the aggregate, have a Material Adverse Effect.

(xviii)

Except as otherwise set forth in the Registration Statement, the Disclosure Package and the Prospectus, the Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies in all material respects; and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xix)

There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding, domestic or foreign, pending or, to the Company’s knowledge, threatened against (or, to the Company’s knowledge, circumstances that are reasonably likely to give rise to the same), or involving the properties or business of the Company or any of its Subsidiaries which (i) questions the validity of its capital stock, this Agreement or any action taken or to be taken by the Company or its Subsidiaries pursuant to, or in connection with, this Agreement, (ii) is required to be disclosed in the Registration Statement, the Disclosure Package and the Prospectus which is not so disclosed or (iii) except for matters disclosed in the Registration Statement, might, individually or in the aggregate, have a Material Adverse Effect.

(xx)

The Company and each of its Subsidiaries (i) are in compliance with any and all applicable (including Israeli and U.S.) federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, license or approval, except, in the case of each of (i), (ii) and (iii) of this paragraph (xx), where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect and (iv) have no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

(xxi)

The Company has the power and authority, corporate and other, to authorize, issue, deliver and sell the Shares being sold by it hereunder, enter into this Agreement and consummate the transactions provided for in this Agreement; and

this Agreement has been duly and properly authorized, executed and delivered by the Company.

(xxii)

None of the Company’s issuance or sale of the Shares or the execution or delivery of this Agreement by the Company, the Company’s performance hereunder or the conduct of the Company’s or its Subsidiaries’ business as described in the Registration Statement, the Prospectus and the Disclosure Package and any amendments or supplements thereto, (A) results in or will result in any breach or violation of any of the terms or provisions of, (B) constitutes or will constitute a default under, or (C) results in or will result in the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction of any kind whatsoever, upon any property or assets (tangible or intangible) of the Company or any of its Subsidiaries pursuant to the terms of any of the following: (i) the Memorandum or Articles of Association or other constitutional documents of the Company or the Subsidiaries, (ii) any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note, indebtedness, loan, lease, deed of trust, credit agreement or any other agreement or instrument to which the Company or its Subsidiaries is a party or by which it is or may be bound or to which any of its properties or assets (tangible or intangible) is or may be subject, or (iii) any statute, judgment, decree, order, rule or regulation, applicable to the Company or its Subsidiaries, of any arbitrator, court, regulatory body, administrative agency or governmental agency or body, domestic or foreign, having jurisdiction over the Company, its Subsidiaries or any of their activities or properties, except in the case of clauses (ii) and (iii) for such breaches, violations, defaults, Encumbrances (as defined below), or other restrictions that do not or will not, singularly or in the aggregate, have a Material Adverse Effect.

(xxiii)

No consent, approval, authorization or order of, and no filing with, any court, administrative agency, or governmental agency or body (either Israeli,U.S. or foreign) is required in connection with the transactions contemplated herein or the performance of this Agreement, except such as have been obtained as of the date hereof under the Securities Act, the Securities and Exchange Act of 1934 (the “Exchange Act”), and the rules and regulations promulgated under these acts, or may be required under state securities or Blue Sky laws, the rules of the National Association of Securities Dealers, Inc. (“NASD”), or TASE in connection with the Underwriters’ purchase and distribution of the Shares, in the manner contemplated herein and in the Registration Statement.

(xxiv)

All executed agreements, contracts or other documents or copies of executed agreements, contracts or other documents filed as exhibits to the Registration Statement to which the Company or any of its Subsidiaries is a party or by which it may be bound or to which any of its assets, properties or business may be subject have been duly and validly authorized, executed and delivered by it, and constitute the legal, valid and binding agreements of the Company or such Subsidiary, enforceable against it in accordance with their respective terms. The descriptions in the Registration Statement and the Prospectus of agreements, contracts and other documents are accurate in all material respects and fairly present the information required to be shown with respect thereto on Form F-1. There are no contracts or other documents which are required by the Securities Act or the rules and regulations of the Commission thereunder to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not described or filed as required, as the case may be, and the exhibits which have been filed are in all material respects complete and correct copies of the documents of which they purport to be copies.

(xxv)

Neither the Company nor any of its Subsidiaries is in violation or default of (A) any provision of its Memorandum or Articles of Association (or other constitutional documents) or (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject except, in the case of clause (B), where such violation or default, singularly or in the aggregate, would not have a Material Adverse Effect.

(xxvi)

No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, manufacturers, contractors or customers, that could have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. The Company is in compliance with the labor and employment laws and collective bargaining agreements, if any, applicable to its employees in Israel.

(xxvii)

No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan subject to ERISA which could have a Material Adverse Effect; each employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan;” and each “pension plan” (as defined in ERISA) for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

(xxviii)

Except as disclosed in the Registration Statement, the Prospectus or the Disclosure Package, none of the Company, its Subsidiaries or any of its employees, directors, stockholders, partners, or affiliates of any of the foregoing has taken, directly or indirectly, any action designed to, or which has constituted, or which could reasonably be expected to cause or result in, under the Exchange Act and the rules and regulations promulgated thereunder, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or otherwise.

(xxix)

Except as disclosed in the Registration Statement, the Prospectus or the Disclosure Package, the Company and each of its Subsidiaries owns or has obtained licenses for the trade and service marks, trade and service mark registrations, trade names, copyrights, trade secrets, technology, know-how and other intellectual property referenced or described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by or licensed to it (collectively, the “Intellectual Property”). There are no rights of third parties to any such owned Intellectual Property; to the knowledge of the Company there is no infringement by third parties of any such owned Intellectual Property; to the knowledge of the Company, there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or its Subsidiaries’ rights in or to any such Intellectual Property, and the Company is not aware of any facts which would form a reasonable basis for any such claim; there is no domestic or foreign, pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is not aware of any facts which would form a reasonable basis for any such claim; and there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is not aware of facts which would form a reasonable basis for any such claim. The Company owns, possesses, licenses or has other rights to use all Intellectual Property necessary for the conduct of the Company’s business as now conducted or as proposed in the Registration Statement or Prospectus to be conducted.

(xxx)

The Company and each of its Subsidiaries has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property owned or leased by it, including all such items stated in the Registration Statement, the Disclosure Package or the Prospectus to be owned or leased by it, in each case free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects, or other restrictions or equities of any kind whatsoever (“Encumbrances”), except such as are described in the Registration Statement or Prospectus; and any real property and buildings held under lease by the Company or any of its Subsidiaries are held by such respective entity under valid, subsisting and enforceable leases.

(xxxi)

Brightman Almagor & Co., a member firm of Deloitte Touche Tohmatsu (“Deloitte”), which has audited certain financial statements of the Company included in the Registration Statement, has advised the Company that it is an independent registered public accountant as required by the Securities Act and the rules and regulations promulgated thereunder and the Public Accounting Oversight Board, and that Deloitte is, with respect to the Company and each of its Subsidiaries, not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

(xxxii)

Except as described in the Registration Statement and Prospectus under “Underwriting,” there are no claims, payments, issuances, arrangements or understandings, whether oral or written, of the Company for services in the nature of a finder’s or origination fee with respect to the sale of the Shares by it hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company or, to the Company’s knowledge, any of its respective officers, directors, stockholders, partners, employees or affiliates that may affect the Underwriters’ compensation, as determined by the NASD.

(xxxiii)	Neither the Company nor, to its knowledge, any of its officers, employees, agents, or any other person acting on behalf of the Company, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency (Israeli, U.S. or foreign) or instrumentality of any government (Israeli, U.S. or foreign) or any political party or candidate for office (Israeli, U.S. or foreign) or other person who was, is or may be in a position to help or hinder the business of the Company or any of its Subsidiaries (or assist the Company in connection with any actual or proposed transaction) which (i) might subject the Company, any of its Subsidiaries, or any other such person, to any damage or penalty in any civil, criminal or governmental litigation or proceeding (Israeli, U.S. or foreign), (ii) if not given in the past, might have had a Material Adverse Effect, or (iii) if not continued in the future, might have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977.

(xxxiv)

The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is not aware of any material weaknesses in its internal control over financial reporting.

(xxxv)

The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities and such disclosure controls and procedures are effective. The Company’s auditors and the Audit Committee of the Company’s board of directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.

(xxxvi)

Except as disclosed in the Registration Statement, Disclosure Package or the Prospectus, none of the Company, any of its Subsidiaries or any of their respective directors, officers or affiliates has taken, directly or indirectly, any action designed, or which has constituted or would reasonably be expected to cause or result in, under the Exchange Act, the Israel Securities Law of 1968, as amended (the “ISL”), or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xxxvii)

The minute books of the Company and each of its Subsidiaries have been made available to the Underwriters and counsel for the Underwriters, and such books contain a complete summary of all meetings and actions of the board of directors

(including each board committee) and stockholders of the Company and each of its Subsidiaries since the time of its respective incorporation through the date of the latest meeting and action, and (ii) accurately reflect in all material respects all transactions referred to in such minutes.

(xxxviii)

No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xxxix)

The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act and all rules and regulations promulgated thereunder or implementing the provisions thereof that are currently applicable to the Company and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently applicable to the Company upon and at all times after the applicability of such provisions.

(xl)

There is, and has been, no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in any material respect, with any provisions of the TASE.

(xli)

The Company has taken all necessary actions to ensure that, upon and at all times after the Nasdaq Global Market approved the Shares for quotation, the Company will be in compliance with all applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules that are then in effect and is actively taking steps to ensure that it will be in compliance with other applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules not currently in effect upon and all times after the effectiveness of such requirements.

(xlii)

Except as set forth in the Registration Statement or the Prospectus, no officer, director or 5% stockholder of the Company, or any “affiliate” or “associate” (as these terms are defined in Rule 405 under the Securities Act, an “Affiliate” or an “Associate”) or “immediate family member” (as this term is defined in Item 404 of Regulation S-K, an “Immediate Family Member”) of any of the foregoing persons or entities has or has had, either directly or indirectly, (i) an interest in any person or entity which (A) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company or any of its Subsidiaries, or (B) purchases from, or sells or furnishes to, the Company or any of its Subsidiaries any goods or services, or (ii) a beneficial interest in any contract or agreement to which the Company or any of its Subsidiaries is a party or by which any of them may be bound or affected. Except as set forth in the Registration Statement and the Prospectus under “Related Party Transactions,” there are no existing agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among (x) the Company or any of its Subsidiaries and (y) any officer or director or any 5% stockholder of the Company or any of its Subsidiaries, or any partner, Affiliate, Associate or Immediate Family Member of any of the foregoing persons.

(xliii)

There are no outstanding, either direct or indirect, loans, advances (except normal advances for business expense in the ordinary course of business) or guarantees of indebtedness by the Company or its Subsidiaries to or for the benefit of any of the executive officers or directors of the Company.

(xliv)

The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency, Israeli, U.S. or foreign, (“Money Laundering Laws”) and no action, suit, proceeding, or claim by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened.

(xlv)

Assuming the Underwriters are not otherwise subject to Israeli taxation by the conduct of their general business activities, (A) the sale and delivery to the Underwriters of the Shares as contemplated in this Agreement and the sale and delivery of the Shares by the Underwriters to subsequent purchasers as contemplated by this Agreement, are not subject to any tax imposed by Israel or any political subdivision or taxing authority thereof or therein or any stamp or other issuance or transfer tax, duty, capital gain tax or withholding tax imposed by federal law or any political subdivision thereof, or any taxing authority in Israel, and (B) except as disclosed in the Disclosure Package or the Prospectus, (1) payments with respect to the Shares will not be subject to withholding taxes imposed under the laws of Israel or any political subdivision or taxing authority thereof or therein and (2) the proceeds from any sale or other disposition of Shares will not be subject to any capital gains, withholding or other taxes imposed by Israel or any political subdivision or taxing authority thereof or therein.

(xlvi)

None of the Company, or any of its Subsidiaries, or, to the knowledge of the Company, any director, officer or Affiliate of the Company or any of its Subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(xlvii)

There are no transactions, arrangements or other relationships between and/or among the Company, any of its Affiliates and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity, that could reasonably be expected to materially affect the Company’s liquidity or the availability of, or requirements for, its capital resources required to be described in the Registration Statement which have not been described as required.

(xlviii)

None of the Company, any of its Subsidiaries or any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the State of Israel or any other jurisdiction.

(xlix)

Except as described in the Registration Statement, Disclosure Package and the Prospectus, no holders of any securities of the Company or of any options, warrants or other convertible or exchangeable securities of the Company have the right to include any securities issued by the Company in the Registration Statement or any registration statement to be filed by the Company or to require the Company to file a registration statement under the Securities Act, other than those holders who have waived such rights. Except as described in the Registration Statement, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or permit them to underwrite the sale of, any of the Shares.

(l)

Neither the Company nor any of its Subsidiaries is, nor upon consummation of the transactions contemplated hereby will be, (i) an “investment company” within the meaning of such term under the Investment Company Act of 1940 (the “Investment Company Act”), and the rules and regulations of the Commission promulgated thereunder, (ii) a “controlled foreign corporation” within the meaning of the Code, or (iii) a “passive foreign investment company” within the meaning of the Code.

(li)

No Subsidiary of the Company is currently prohibited under any applicable law, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as set forth in the Registration Statement and the Prospectus. All dividends and other distributions payable on the Ordinary Shares may under the current laws and regulation of the State of Israel be paid in foreign currency that may be freely transferred out of the State of Israel, and except as disclosed in the Disclosure Package and the Prospectus, all such dividends and distributions will not be subject to withholding or other taxes under the laws and regulations of the State of Israel and may be transferred without the necessity of obtaining any permits, licenses, consents, exemptions, franchises, authorizations or other approvals from the any governmental, regulatory or other body in the State of Israel.

(lii)

Subject to the conditions and qualifications set forth in the Disclosure Package and the Prospectus, a final and conclusive judgment against the Company for a definitive sum of money entered by any court of competent jurisdiction of the United States would be enforced by an Israeli court.

(liii)

The Company has validly and irrevocably appointed Starlims Corporation, a Florida corporation, as its authorized agent for service of process pursuant to this Agreement and in connection with the Registration Statement.

(liv)	The Company was not, at the time of filing the Initial Registration Statement, and is not, an “ineligible issuer,” as defined under Rule 405 under the Securities Act.
2.	Purchase, Sale and Delivery of the Shares.
(a)

On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company at a price of $[         ] per Ordinary Share, that number of Firm Shares set forth in Schedule I opposite the name of such Underwriter.

(b)

Payment of the purchase price and delivery of certificates for the Firm Shares shall be made at the offices of Greenberg Traurig LLP, 200 Park Avenue, New York, New York 10166 (the “Closing Location”), or at such other place as shall be agreed upon by the Representative and the Company. Such delivery and payment shall be made at 10:00 a.m. (New York City time) on [                       ], 2007, or at such other time and date as

shall be agreed upon by the Representative and the Company, but not more than three business days after the foregoing date (such time and date of payment and delivery being herein called the “Closing Date”). For purposes of this Agreement, the term “business day” shall mean any day other than a day on which banks are permitted or required to be, or are customarily closed in New York City, New York, or Tel Aviv, Israel. Delivery of the Firm Shares shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the respective aggregate purchase prices of the Firm Shares being sold by the Company to or upon the order of the Company by wire transfer payable in same day funds to the accounts specified by the Company. Delivery of the Firm Shares shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

(c)

In addition, on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase all or any part of Option Shares at the same purchase price per share as the Underwriters shall pay for the Firm Shares. Said option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. Said option may be exercised from time to time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representative to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and any Option Closing Date. The maximum number of Option Shares to be sold by the Company is 315,000.

(d)

The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representative as set forth in the notice of exercise given by the Representative electing to purchase the Option Shares, or at such other time and date as the Representative and the Company may mutually agree upon in writing (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is two or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. To the extent, if any, that the option provided for in Section 2(c) hereof is exercised, the Company will deliver the Option Shares (at the expense of the Company) to the Representative against payment by the several Underwriters through the Representative thereof to, or upon the order of, the Company by wire transfer payable in same day funds to the accounts specified by the Company, and a closing will be held at the Closing Location, on the date specified by the Representative. Delivery of the Option Shares shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct. If settlement for the Option Shares occurs after the Closing Date, the Company will deliver to the Representative on any settlement date for the Option Shares, and the obligation of the Underwriters to purchase the Option Shares shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof. Each of the Closing Date and an Option Closing Date is herein referred to as the “Time of Delivery”.

3.	Public Offering of the Shares. It is understood that the several Underwriters propose to offer the Shares for sale to the public as set forth in the Registration Statement.
4.	Covenants and Agreements. The Company agrees with each of the several Underwriters that:
(a)	Prior to the termination of the offering of the Shares, the Company will not file any amendment to the Registration Statement or supplement to the Prospectus or any Rule

462(b) Registration Statement unless the Company has furnished the Representative a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Representative reasonably objects. Subject to the foregoing sentence, if the Registration Statement has become effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto (if required) to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed therein and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus of any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b)

If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act and the rules and regulations promulgated thereunder, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if, in the opinion of counsel for the Underwriters, it shall be necessary to amend the Registration Statement or amend or supplement the Prospectus to comply with the Securities Act and the rules and regulations promulgated thereunder, the Company promptly will (A) notify the Representative of any such event, (B) prepare and file with the Commission, at its own expense, subject to the first sentence of Section 4(a), an amendment or supplement which will correct such statement or omission or effect such compliance and (C) supply, at its own expense, any supplemented prospectus to each of the Underwriters and to any dealer in such quantities as each Underwriter may reasonably request.

(c)

The Company agrees that, unless it obtains the prior written consent of the Representative, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied with and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 of the Securities Act to avoid a requirement to file with the Commission any electronic road show.

(d)

The Company shall endeavor in good faith, in cooperation with the Representative, at or prior to the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representative may designate to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution, and shall make such applications, file such documents and furnish such information as may be required for such purpose; provided, however, the Company shall not be required to qualify as a foreign corporation or file a general or limited consent to service of process in any such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction to continue such qualification.

(e)

As soon as practicable, but in any event not later than 45 days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the Registration Statement is declared effective by the Commission (90 days in the event that the end of such fiscal quarter is the end of the Company’s fiscal year), the Company shall make generally available to its security holders, in the manner specified in Rule 158 under the Securities Act, and to the Representative, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(f)

For as long as the Company is a reporting company under the Exchange Act (but in no event for less than five years following the Closing Date), the Company will furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries audited by independent registered public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), the Company will make available to its stockholders consolidated summary financial information of the Company and its Subsidiaries for such quarter in reasonable detail; provided, however, that the Company may satisfy the requirement of this subsection by filing such report or information with the Commission via EDGAR.

(g)

During a period of three years from the effective date of the Registration Statement, the Company will furnish to the Representative copies of all reports or other communications (financial or other) furnished to stockholders generally, and to deliver to the Representative (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional public information concerning the business and financial condition of the Company as the Representative may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its Subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission). Delivery to the Representative will be deemed to have been made to the extent the Company has filed any such material with the Commission.

(h)

The Company will furnish to the Representative and Underwriters’ Counsel (as defined below), without charge, at such place as the Representative may designate, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, as long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act and the rules and regulations promulgated thereunder, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representative may reasonably request.

(i)

At the Closing, the Representative, on behalf of the Underwriters, shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons or entities listed on Schedule IV hereto (the “Lock-Up Agreements”). On or before the Closing Date, the Company shall deliver instructions to American Stock Transfer & Trust Company, the transfer agent for the Shares, authorizing it to place appropriate stop transfer orders on the Company’s ledgers and appropriate restrictive legends on the certificates representing the outstanding Ordinary Shares (but not the Shares) in keeping with the Lock-Up Agreements.

(j)

The Company will not, for a period of 180 days following the Closing Date (the “Lock-Up Period”), without the prior written consent of the Representative, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of the rules promulgated under Section 16 of the Exchange Act with respect to, any other Ordinary Shares or any securities convertible into, or exchangeable for, Ordinary Shares, or publicly announce an intention to effect any such transaction; provided, however, that if (i) during the last 17 days of the Lock-Up Period, the Company releases earnings results or announces material news or a material event or (ii) prior to the expiration of the Lock-Up period, the Company announces that it will release earnings results during the 15-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of issuance of the earnings results or the announcement of the material news or material event; provided, further, that the Company may issue and sell Ordinary Shares and securities exercisable for Ordinary Shares pursuant to any employee stock option plan, stock ownership plan, stock purchase plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Ordinary Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

(k)

Prior to the completion of the distribution of the Shares by the Underwriters, none of the Company, any of its officers or directors, or any of their respective Affiliates will take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to, cause or result in, under the Exchange Act, ISL and the rules and regulations promulgated thereunder or otherwise, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(l)	The Company shall apply the net proceeds from the sale of the Shares in the manner, and subject to the conditions, set forth under “Use of Proceeds” in the Prospectus. Except as described in the Prospectus, no portion of the net proceeds will be used, directly or indirectly, to acquire any securities issued by the Company.

(m)

For as long as the Company is a reporting company under the Exchange Act (but in no event for less than five years following the Closing Date), the Company shall timely file all such reports, forms or other documents as may be required from time to time, under the Securities Act, the ISL, the Exchange Act and the rules and regulations promulgated thereunder and all such reports, forms and documents filed will comply as to form and substance in all material respects with the applicable requirements under the Securities Act, the Exchange Act, ISL and the rules and regulations promulgated thereunder.

(n)

For as long as the Company is a reporting company under the Exchange Act (but in no event for less than five years following the Closing Date), the Company shall use its best efforts to cause the Ordinary Shares to be quoted on the Nasdaq Global Market or another nationally recognized securities exchange or automated quotation system and shall use its best efforts to maintain the listing or quotation of the Ordinary Shares to the extent outstanding on such markets or exchanges.

(o)

For so long as the Company is a reporting company under the Exchange Act (but in no event for less than five years following the Closing Date), the Company shall use its best efforts to cause the Company’s Ordinary Shares to remain listed on the TASE.

(p)

The Company shall use the Representative as the lead underwriter or placement agent, on customary market terms for the size and nature of the transaction, for any public or private financing of the Company (not including a bank loan) during the period between the Closing Date and [Date that is 12 months from the Closing Date]

(q)

The Company shall use the Representative as its lead financial advisor, on customary market terms for the size and nature of the transaction, with respect to any merger or acquisition involving the Company, during the period between the Closing Date and [Date that is 12 months from the Closing Date].

(q)

If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington D.C. time, on the date of this Agreement, and the Company shall at the time of the filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

B. Each Underwriter severally agrees with the Company that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes any use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company), other than (i) a free writing prospectus that contains no “issuer information” (as defined ins Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the preliminary prospectus, (ii) any Issuer Free Writing Prospectus identified in Schedule II hereto, or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in writing.

5.

Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s independent registered public accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws, all filing fees and up to $5,000.00 of the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all fees and expenses incident to listing the Shares on the Nasdaq Global Market, (v) the cost of printing any certificates representing the Shares, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered by the Company in connection with the road show, (viii) costs of bound volumes, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

In addition, the Company agrees to pay the Representative a non-accountable expense allowance equal to $100,000.00 which shall be payable to the Representative at the Closing. For purposes of this paragraph, “Closing” means the date on which the Company delivers the Firm Shares to the Representative and the Representative pays the Company for the Firm Shares. It is understood, however, that except as provided in this Section, Section 7 entitled “Reimbursement of Underwriters’ Expenses” and Section 8 entitled “Indemnification and Contribution,” the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, “road show” travel related expenses for Underwriter personnel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make. The Representative is authorized upon consummation of the proposed offering to place customary “tombstone” advertisements in publications of its choice at its expense.

6.

Conditions of the Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Shares that they have agreed to purchase pursuant to this Agreement are subject, in the discretion of the Underwriters, to (A) the continuing accuracy of the representations and warranties of the Company herein, as of the applicable Time of Delivery, as if such representations and warranties had been made on and as of such Time of Delivery, (B) the accuracy on and as of such Time of Delivery, of the statements of the officers of the Company made pursuant to the provisions hereof, (C) the performance by the Company on and as of such Time of Delivery, of its covenants and obligations hereunder theretofore to be performed, (D) the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, and (E) the following further conditions:

(a)

If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and all requests for additional information on the part of the Commission shall have been complied with to the Representative’s reasonable satisfaction.

(b)

All material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433.

(c)

The Representative shall not have reasonably determined and advised the Company that the Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in the Representative’s opinion, is material, or omits to state a fact which, in the Representative’s opinion, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Prospectus, or any supplement thereto, contains an untrue statement of fact which, in the Representative’s opinion, is material, or omits to state a fact which, in the Representative’s opinion, is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)

On or prior to the Closing Date, the Representative shall have received from Greenberg Traurig, LLP, special U.S. counsel to the Underwriters (“U.S. Underwriters’ Counsel”) and Herzog, Fox & Neeman, special Israeli counsel to the Underwriters (“Israeli Underwriters’ Counsel”) ( U.S. Underwriters’ Counsel and Israeli Underwriters’ counsel, collectively referred to herein as “Underwriters’ Counsel”), such opinions or statements with respect to the organization of the Company, the validity of the Shares, the compliance as to form of the Registration Statement, and the Prospectus with the requirements of the Securities Act and the rules and regulations promulgated thereunder, and other related matters as the Representative requests. U.S. Underwriters’ Counsel shall have received such papers and information as it reasonably requests to enable it to pass upon such matters.

(e)

On the Closing Date, the Underwriters shall have received the signed opinion of Carter Ledyard & Milburn LLP, U.S. counsel for the Company (the “U.S. Company Counsel”), dated as of the Closing Date, in rendering their opinion addressed to the Underwriters and reasonably satisfactory to U.S. Underwriters’ Counsel, substantially to the effect set forth in Exhibit B-1 attached hereto.

(f)

On the Closing Date, the Underwriters shall have received the signed opinion of Lahav, Litvak-Abadi & Co., Israeli counsel for the Company (“Israel Company Counsel”), dated as of the Closing Date, in rendering their opinion addressed to the Underwriters and reasonably satisfactory to U.S. Underwriters’ Counsel, substantially to the effect set forth in Exhibit B-2 attached hereto.

(g)

At any Option Closing Date, the Underwriters shall have received the respective opinions of U.S. Company Counsel and Israel Company Counsel, dated such Option Closing Date, addressed to the Underwriters and in form and substance satisfactory to Underwriters’ Counsel, confirming, as of such Option Closing Date, the statements made by Company Counsel in their respective opinions delivered on the Closing Date.

(h)

Prior to each of the Closing Date and any Option Closing Date and other than as set forth in the Registration Statement or Prospectus or the Disclosure Package, (i) there shall have been no material adverse change in the condition (financial or otherwise), earnings, business, prospects, or properties of the Company and its Subsidiaries taken as a whole, whether or not in the ordinary course of business, from the latest dates as of which such condition is set forth in the Registration Statement and the Prospectus; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the

Company or any of its Subsidiaries, from the latest date as of which the financial condition of the Company and its Subsidiaries, taken as a whole, is set forth in the Registration Statement, the Prospectus and the Disclosure Package which is adverse to the Company and its Subsidiaries, taken as a whole; (iii) neither the Company nor any of its Subsidiaries, shall be in material breach under any provision of any instrument relating to any outstanding indebtedness; (iv) neither the Company nor any of its Subsidiaries shall have issued any securities (other than the Shares); (v) neither the Company nor any of its Subsidiaries shall have declared or paid any dividend or made any distribution in respect of its capital stock of any class; (vi) there shall have been no change in the capital stock of the Company, or any change in the debt (long or short term) or liabilities or obligations of the Company or any of its Subsidiaries (contingent or otherwise), except for any allotment of shares pursuant to any employee stock option plan in effect at such date; (vii) no amount of the assets of the Company or any of its Subsidiaries shall have been pledged or mortgaged, except as set forth in the Registration Statement and Prospectus; (viii) no actions, suits or proceedings, at law or in equity, shall have been pending or, to the knowledge of the Company, threatened (or circumstances giving rise to same) against the Company or any of its Subsidiaries, or affecting any of its properties or business, before or by any court or applicable Israeli, U.S. or foreign commission, board or other administrative agency wherein unfavorable decisions, rulings or findings could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect; and (ix) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or, to the best knowledge of the Company, threatened or contemplated by the Commission or any state regulatory authority.

(i)

At each of the Closing Date and any Option Closing Date, the Underwriters shall have received a certificate of the Company signed by the principal executive officer and by the chief financial officer of the Company, dated the Closing Date or such Option Closing Date, as the case may be, to the effect that each such person has carefully examined the Registration Statement, the Prospectus and any supplements thereto, any Issuer Free Writing Prospectus and any amendments or supplements thereto and this Agreement, and that:

(i)

the representations and warranties of the Company in this Agreement are true and correct in all respects as if made on and as of such Closing Date or Option Closing Date, as the case may be, and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to such Closing Date or Option Closing Date, as the case may be;

(ii)

no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of each of such person’s knowledge or the Company’s knowledge, after due inquiry, are contemplated or threatened;

(iii)

the Registration Statement, the Prospectus and the Disclosure Package, each amendment and each supplement thereto, contain all statements and information required to be included therein, and (i) neither the Registration Statement nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) neither the Disclosure Package, the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iv)

since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), earnings, business prospects, or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(j)

The Company shall have requested and caused Deloitte to have furnished to the Representative letters, at the Execution Time and at the Closing Date, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant’s “comfort letters” with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(k)	On each of the Closing Date and any Option Closing Date, there shall have been duly tendered to the Representative for the several Underwriters’ accounts the appropriate number of Shares.
(l)

No order suspending the sale of the Shares in any jurisdiction designated by the Representative shall have been issued on either the Closing Date or any Option Closing Date, and no proceedings for that purpose shall have been instituted or shall be contemplated.

(m)

Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, prior to the Closing Date, any voting agreements or voting trusts among stockholders of the Company of which the Company has knowledge, will be amended to terminate upon the consummation of an initial public offering by the Company of its Ordinary Shares.

(n)	The Lock-Up Agreements shall be in full force and effect at a Time of Delivery.
(o)	Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.
(p)

The Shares shall have been approved for quotation on the Nasdaq Global Market and remain listed on the TASE, subject only, in the case of the Nasdaq Global Market, to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

(q)	The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and conditions.
(r)	Prior to a Time of Delivery, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative (or if such conditions are not satisfied prior to an Option Closing Date, at the Representative’s option, the Representative may terminate the Underwriters’ obligation to purchase Option Shares from the

Company on such date). Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the Closing Location at such Delivery Time.

7.

Reimbursement of Underwriters’ Expenses. If the sale of the Shares provided for herein is not consummated (a) because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or (b) because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than (i) by reason of a default by any of the Underwriters or (ii) because of any termination pursuant to Section 11 hereof, the Company will reimburse the Underwriters severally through the Representative on demand for out-of-pocket accountable expenses (including reasonable fees and disbursements of counsel) that shall have been actually incurred by them in connection with the proposed purchase and sale of the Shares.

8.	Indemnification and Contribution.
(a)

The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act and each Affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal, state foreign or domestic statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or in the Disclosure Package or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement, the Disclosure Package, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) and (ii) the indemnity agreement contained in this paragraph (a) with respect to a Preliminary Prospectus or the Disclosure Package shall not inure to the benefit of any Underwriter (or related indemnitee) asserting any such losses, claims, damages, liabilities or expenses if at or prior to the written confirmation of the sale of any Shares a copy of the Prospectus (or Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus or Disclosure Package was corrected in the Prospectus (or the Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)

Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. The Company acknowledges that the statements set forth under the heading “Underwriting” in (i) the paragraph relating to discounts to brokers or dealers, (ii) the paragraph relating to short sales, stabilizing transactions and purchases to cover positions created by short sales, (iii) the paragraph relating to penalty bids, (iv) the paragraph relating to the effect of purchases to cover a short position and stabilizing transaction, (v) the paragraph relating to sales to discretionary accounts and (vii) the paragraph relating to the prospectus in electronic format in any Preliminary Prospectus, the Prospectus or the Registration Statement constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Disclosure Package, Preliminary Prospectus, the Prospectus or the Registration Statement.

(c)

Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) or (b) above unless and to the extent the indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)

In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Shares; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Shares) be responsible for any amount in excess of the underwriting discount or commission applicable to the Shares purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Underwriter and each Affiliate of any Underwriter (within the meaning of the Securities Act) shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9.

Representations and Indemnities to Survive Delivery. All representations, warranties, agreements, indemnities and other statements of the Company or its officers and of the Underwriters, contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto, shall be deemed to be representations, warranties and agreements as of the Closing Date and as of any Option Closing Date, as the case may be, and such representations, warranties and agreements and the indemnity agreements contained in Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company or any controlling person of any Underwriter or the Company, and shall survive the termination of this Agreement or the issuance, sale and delivery of the Shares to the Underwriters and the Representative, as the case may be.

10.	Effective Date. This Agreement shall become effective upon the execution of this Agreement by all of the parties hereto.
11.

Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Shares, (a) as provided in Sections 6, 12 or 13 or (b) if at any time prior to such time (i) trading in the Company’s Ordinary Shares shall have been suspended by the Commission, the Nasdaq Global Market, or TASE, or trading in securities generally on the Nasdaq Global Market, TASE, NYSE, or American Stock Exchange shall have been suspended or materially limited or minimum prices shall have been established on either of the Nasdaq Global Market, TASE, NYSE or American Stock Exchange, (ii) the Company shall have sustained a loss material or substantial to the Company by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative’s opinion, make it inadvisable to proceed with the delivery of the Shares, (iii) a banking moratorium shall have been declared either by federal, New York State or Israeli authorities, (iv) any U.S. or international event or act or occurrence has materially disrupted, or in the Representative’s opinion will in the immediate future materially adversely disrupt, the financial markets, (v) any material adverse change in the financial markets shall have occurred, (vi) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (vii) there shall have occurred any outbreak or escalation of terrorism or hostilities in the United States, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus, or (ix) the initial public offering price or the purchase price per security has not been agreed upon prior to 5:00 p.m., New York time, on the fifth full business day after the Registration Statement shall have become effective; provided, however, that the provisions of this Section 11 and of Sections 5, 7 and 8 hereof shall at all times be in full force and effect and shall survive the termination of this Agreement.

12.	Default by an Underwriter. If one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Shares set forth opposite their names in Schedule I hereto bears to the aggregate amount of Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Shares set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such non-defaulting Underwriters do not purchase all the Shares, this Agreement will terminate (or, if such default shall occur with respect to any Option Shares to be purchased on an Option Closing Date, the Underwriters may, at the Representative’s option, by notice from the Representative to the Company, terminate the Underwriters’ obligation to purchase Option Shares from the Company on such date) without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 12, the Closing Date shall be postponed for such period, not exceeding five business days, as the Representative shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

13.

Default by the Company. If the Company shall fail on the Closing Date or on any Option Closing Date, as applicable, to sell and deliver the number of Shares which it is obligated to sell hereunder on such date, then this Agreement shall terminate (or, if such default shall occur with respect to any Option Shares to be purchased on an Option Closing Date, the Underwriters may, at the Representative’s option, by notice from the Representative to the Company, terminate the Underwriters’ obligation to purchase Option Shares from the Company on such date) without any liability on the part of any non-defaulting party other than pursuant to Section 5 and Section 8 hereof. No action taken pursuant to this Section 13 shall relieve the Company from liability, if any, in respect of such default.

14.

Arm’s-Length Transaction. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith each Underwriter is acting as a principal and not the agent or fiduciary of the Company, and (iii) no Underwriter has assumed an advisory responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement.

15.

Notices. All notices and communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Oppenheimer & Co. Inc., 125 Broad Street, New York, New York 10004, Attention: Andrew Kaminsky (Facsimile Number: (212) 425-2028), with a copy to Greenberg Traurig, P.A., 1221 Brickell Avenue, Miami, Florida 33131, Attention: Robert L. Grossman, Esq. (Facsimile Number: (305) 961-5766). Notices to the Company shall be directed to the Company at STARLIMS Technologies Ltd., 32B Habarzel Street, Tel Aviv 69710, Israel, Attention: Chaim Friedman, CFO (Facsimile Number: (972) 3-6474373), with a copy to Carter Ledyard & Milburn LLP, 2 Wall Street, New York, NY 10005, Attention: Steven Glusband, Esq. (Facsimile Number: (212) 732-3232).

16.

Parties. This Agreement shall inure solely to the benefit of and shall be binding upon, the Underwriters, the Company and the controlling persons, directors, officers, employees, agents and Affiliates referred to in Section 8 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

17.

Applicable Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties irrevocably submits to the exclusive jurisdiction of the state and federal courts of competent jurisdiction sitting in New York City and waives any objection to venue in such courts.

18.

Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same agreement.

19.	Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
20.

Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended except in a writing, signed by the Representative and the Company.

[Signature Pages Follow]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours, STARLIMS Technologies Ltd.
By:
Itschak Friedman President and Chief Executive Officer

Confirmed and accepted as of the date first above written. OPPENHEIMER & CO. INC. For itself and as Representative of the several Underwriters named in Schedule I hereto.

By:
Name:
Title:

SCHEDULE I

No. of Shares to be Purchased

Oppenheimer & Co. Inc.

JMP Securities LLC

TOTAL:

2

SCHEDULE II

Schedule of Free Writing Prospectuses included in the Disclosure Package

SCHEDULE III

L.I.M.S. Management Systems (1993) Ltd.

L.I.M.S. Holdings 2000 Ltd.

STARLIMS Corporation

STARLIMS Europe

STARLIMS Canada

STARLIMS Asia Pacific

SCHEDULE IV

Itschak Friedman

Dinu Toiba

Chaim Friedman

Eyal Guterman

Jeff Ferguson

Simon Wood

Martin Bandel

Dov Kleiman

Eliane Markowitz

3

EXHIBIT A

[FORM OF LOCK-UP AGREEMENT]

        _______, 2007

OPPENHEIMER & CO. INC.

as Representative of the several Underwriters

c/o Oppenheimer & Co. Inc.

125 Broad Street

New York, New York 10004

Re:	STARLIMS Technologies Ltd. (the “Company”)

Ladies and Gentlemen:

The undersigned is an owner of record or beneficially of certain of the Company’s ordinary shares (“Ordinary Shares”) or securities convertible into or exchangeable or exercisable for Ordinary Shares. The Company proposes to carry out an initial public offering of Ordinary Shares (the “Offering”) for which you will act as the representative of the underwriters (the “Representative”). The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that the Representative and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter (this “Lock-Up Agreement”) in carrying out the Offering and in entering into an underwriting agreement (the “Underwriting Agreement”) with the Company with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without the prior written consent of the Representative (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise dispose of or transfer (or enter into any transaction which is designed to result in the disposition of), any Ordinary Shares, options or warrants to acquire Ordinary Shares, or securities exchangeable or exercisable for or convertible into Ordinary Shares currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned, or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date One Hundred Eighty (180) days (the “Lock-Up Period”) after the date of the Underwriting Agreement. The foregoing sentence shall not apply to (i) transactions relating to Ordinary Shares or other securities acquired in open market transactions after completion of the Offering; provided, however, that no filing by any party (transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares or other securities acquired in such open market transactions (other than a filing on Schedule 13D or Schedule 13G (or 13D/A or 13G/A) made after the expiration of the Lock-Up Period), (ii) bona fide gifts, (iii) the transfer of any or all of the Ordinary Shares or other securities owned by the undersigned, either during his or her lifetime or on death, by gift, will or intestate succession to the immediate family of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family, (iv) the transfer of any or all of the Ordinary Shares or other securities to any controlled affiliate of the undersigned (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)), or (v) if the undersigned is a corporation, partnership or other business entity, the transfer of any or all of the Ordinary Shares or other securities owned by the undersigned as part of a distribution without consideration from

4

the undersigned to its equity holders on a pro rata basis; provided, however, that, in the case of (ii), (iii), (iv) and (v), it shall be a condition precedent to such transfer that (a) the transferee executes and delivers to the Representative an agreement stating that the transferee is receiving and holding the Ordinary Shares or other securities subject to the provisions of this Lock-Up Agreement, and there shall be no further transfer of such Ordinary Shares or other securities except in accordance with this Lock-Up Agreement, and (b) no filing by any party (transferor or transferee) under the Exchange Act, reporting a reduction in beneficial ownership in Ordinary Shares, shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Schedule 13D or Schedule 13G (or 13D/A or 13G/A) made after the expiration of the Lock-Up Period).

This Lock-Up Agreement (including, without limitation, the foregoing paragraph) is not intended to, and shall not be deemed to, restrict (i) any exercise of warrants or options to acquire Ordinary Shares (including with respect to any “net exercise” provisions thereof) or the exchange of any securities of the Company for Ordinary Shares; provided, however, that any Ordinary Shares received upon the exercise of such warrants or options or exchange of such securities shall be subject to this Lock-Up Agreement; or (ii) any sale of Ordinary Shares to the underwriters pursuant to the Underwriting Agreement.

For purposes of allowing the Underwriters to comply with NASD Rule 2711(f)(4), if (i) the Company issues or announces an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 15-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Ordinary Shares or securities convertible into or exchangeable or exercisable for Ordinary Shares held by the undersigned except in compliance with the foregoing restrictions.

It is understood that, (a) if the Company notifies you that it does not intend to proceed with the Offering, (b) if the registration statement filed with the Securities and Exchange Commission is withdrawn or (c) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated for any reason prior to payment for and delivery of Ordinary Shares, the undersigned will be released from its obligations under this Lock-Up Agreement.

This Lock-Up Agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles would require or permit the application of the laws of another jurisdiction.

Sincerely,

Printed Name of Person Signing (and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

5

EXHIBIT B

[B-1 Opinion of U.S. Company Counsel]

[B-2 Opinion of Israeli Company Counsel]